EXHIBIT (g) 5

                        AMENDMENT TO CUSTODIAN AGREEMENT




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                      AMENDMENT TO THE CUSTODIAN AGREEMENT
                      ------------------------------------



         THIS AMENDMENT, dated as of June 29, 2001, between certain open-end management investment companies, as listed on the attached Appendix C, organized either under the laws of the Commonwealth of Massachusetts or the State of

Delaware, as the case may be, and registered with the Commission under the 1940

Act (each a "Fund" and collectively the "Funds") and BROWN BROTHERS HARRIMAN &

CO., a limited partnership formed under the laws of the State of New York

(BBH&CO. or the CUSTODIAN), amends the Custodian Agreements between the parties dated August 9, 1994, August 10, 1994, August 11, 1994 and September 4, 1996

(the "Custodian Agreements").


                              W I T N E S S E T H:

         WHEREAS, the Fund has employed BBH&Co. to act as custodian for the Fund and to provide related services, all as provided in the Custodian Agreement;

         WHEREAS, the Securities and Exchange Commission has promulgated Rules

17f-5 and 17f-7 under the Investment Company Act of 1940 which establish rules regarding the Fund's investments held outside the United States by sub custodians or through Securities Depositories; and

         WHEREAS, BBH&Co. is willing to provide services in connection with such

Rules in accordance with the terms of this Amendment to the Custodian

Agreements;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

         1.       That Sections 2.22 shall be amended by the addition of the following at the end of said Section:


         "Unless instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. Investments of the Fund in any non-U.S.

         Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7


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         promulgated under the 1940 Act, or any successor rule or regulation

         ("Rule 17f-7") or which by order of the Securities and Exchange

         Commission is exempted therefrom.

                  Prior to the placement of any assets of the Fund with a

         non-U.S. Securities Depository, the Custodian: (a) shall provide to the

         Fund or its authorized representative an analysis of the custody risks associated with maintaining assets within such Securities Depository;

         and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its Investment

         Adviser of any material changes in such risk.

                  The Custodian shall monitor these custody risks on a

         continuing basis and promptly notify the Fund or its adviser, as directed by the Fund, of any material changes in these risks.

                  In performing its duties, the Custodian shall use reasonable care, prudence, and diligence in performing its obligations hereunder and may, to the extent consistent with such standard, rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a

         Subcustodian that is a participant in such Securities Depository; (iii)

         industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to

         Securities Depositories is limited under most circumstances.

         Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care, prudence and diligence. The risk assessment shall be provided to the Fund or its

         Investment Advisor through access to the BBH&Co. website. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information including Global

         Updates.


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         2. In addition, that the definitions under the Custodian Agreement shall be amended with the addition modification of the following:



                  FOREIGN FINANCIAL REGULATORY AUTHORITY shall have the meaning given by Section 2(a)(50) of the 1940 Act.

                  SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.





All defined terms used herein shall have the meaning given in the Custodian Agreement as amended by this Amendment.








IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

         CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES
         AS LISTED ON THE ATTACHED APPENDIX C

         By: /s/ Nancy G. Curtiss
              -------------------




         By: BROWN BROTHERS HARRIMAN & CO.



         By: /s/ Stokley P. Towles
             ---------------------
               Stokley P. Towles
               Partner


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                            17f-5 DELEGATION SCHEDULE
                            -------------------------


         By its execution of this Delegation Schedule, certain open-end management investment companies, as listed on the attached Appendix C, organized under the laws of either the Commonwealth of Massachusetts or State of Delaware and registered with the Commission under the 1940 Act (each a "Fund" and collectively the "Funds" acting through its Board of Directors/Trustees or its duly appointed representative (the "Fund"), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the "Delegate") as its delegate to perform certain functions with respect to the custody of Fund's Assets outside the United States ("Foreign Custody Manager") and the Delegate hereby accepts such delegation.

1.       Maintenance of Fund's Assets Abroad.   The Fund, acting through its
Board or its duly authorized representative, hereby instructs Delegate pursuant to the terms of the Custodian Agreement to place and maintain the Fund's Assets in countries outside the United States in accordance with Instructions received from the Fund's investment advisor. Such instruction shall represent a Proper Instruction under the terms of the Custodian Agreement. The Fund acknowledges that - (a) the Delegate shall perform services hereunder only with respect to the countries where it provides custodial services to the Fund under the Custodian Agreement; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2.       Delegation.   Pursuant to the provisions of Rule 17f-5 under the 1940
Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform, only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund's Assets in each of the countries as to which it acts as the Board's delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the Fund or its investment adviser has considered the Sovereign Risk and prevailing country risk as part of its continuing investment decision process, including such factors as may


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be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Fund's Assets held in custody pursuant to the terms of the Custodian Agreement.

3. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

         (a) Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian; provided that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including without limitation:

                  (i) The eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;
                  (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;
                  (iii) the Eligible Foreign Custodian's general reputation and standing; and
                  (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

To the extent consistent with the standard of care set forth herein, the Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.



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         (b) Contract Administration. The Delegate shall ensure that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provided reasonable care for Fund assets based on the standards applicable to custodians in the relevant market as determined in accordance with Section 3(a) hereof. Each such contract shall, include provisions that provide:

                  (i) For indemnification or insurance arrangements (or any combination of the foregoing) that will adequately protect the Fund against the risk of loss of assets held in accordance with such contract;
                  (ii) That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;
                  (iii) That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;
                  (iv) That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or an being held by a third party for the benefit of the Fund;
                  (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and
                  (vi) That the Fund will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

         (c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7.

4.       Monitoring.    The Delegate shall establish a system to monitor the
appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule and to monitor performance of the contract governing such arrangements. The Delegate shall monitor the continuing appropriateness of


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placement of the Fund's Assets in accordance with the criteria established under
Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5. Reporting. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report as to any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to
Section 7 only to the extent specifically agreed with respect to the particular situation.

6. Withdrawal of Fund's Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the delegate, such withdrawal would require liquidation of any of the Fund's Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Proper Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal.

7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Fund, acting through its Board, its Investment Adviser or its other authorized representative, may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as a Proper Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.



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8.       Standard of Care. In carrying out its duties under this Delegation
Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise.

9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

         The Fund hereby represents and warrants that its Board of Directors has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

10. Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. Definitions. Capitalized terms in this Delegation Schedule have the following meanings:

                  a. Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1).

                  b. Fund's Assets - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

                  c. Proper Instructions - shall have the meaning set forth in the Custodian Agreement.

                  d. Securities Depository - shall have the meaning set forth in Rule 17f-7.


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                  e.       Sovereign Risk - shall have the meaning set forth in
         the Custodian Agreement.

                  f. U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the Act.

13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or State of Delaware, as the case may be, or of the state courts of either such States or such Commonwealth.

14. Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. Integration. This Delegation Schedule sets forth all of the Delegate's duties as Foreign Custody Manager with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. This Delegation Schedule constitutes the entire agreement between the Fund and Delegate with respect to the subject matter hereof. Accordingly, this Delegation Schedule supercedes the Foreign Custody Manager Delegation Agreement heretofore in effect. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.



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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.


         CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES
         AS LISTED ON THE ATTACHED APPENDIX C

         By: /s/ Nancy G. Curtiss
              -------------------


         By: BROWN BROTHERS HARRIMAN & CO.


         By: /s/ Stokley P. Towles
              --------------------
               Stokley P. Towles
               Partner



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                                   APPENDIX C
                                       TO
                    THE AMENDMENT TO THE CUSTODIAN AGREEMENTS
                                     BETWEEN
                CERTAIN OPEN-END MANAGEMENT INVESTMENT COMPANIES
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                               Dated as of 6/29/01


     PHOENIX-ABERDEEN SERIES FUND FOR PHOENIX-ABERDEEN GLOBAL SMALL CAP FUND
       PHOENIX-ABERDEEN SERIES FUND FOR THE PHOENIX-ABERDEEN NEW ASIA FUND
        THE PHOENIX EDGE SERIES FUND FOR PHOENIX-ABERDEEN NEW ASIA SERIES
        THE PHOENIX EDGE SERIES FUND FOR PHOENIX-SANFORD BERNSTEIN GLOBAL
                                  VALUE SERIES
       THE PHOENIX EDGE SERIES FUND FOR THE PHOENIX-ABERDEEN INTERNATIONAL
                                     SERIES
     THE PHOENIX MULTI-PORTFOLIO FUND FOR THE PHOENIX-ABERDEEN INTERNATIONAL
                                      FUND)
                  PHOENIX-ABERDEEN WORLDWIDE OPPORTUNITIES FUND